UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
August 28, 2007
Date of Report (Date of earliest event reported)
FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

P.O. Box 989
Bluefield, Virginia		24605-0989

(Address of principal executive offices)		(Zip Code)
(276) 326-9000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events
On August 28, 2007, First Community Bancshares, Inc. announced by press release its third quarter 2007 cash dividend of $0.27 per share, payable on or about September 28, 2007, to shareholders of record on September 14, 2007. A copy of the press release is attached hereto as Exhibit 99.1.
Additionally, on August 28, 2007, the Board of Directors of First Community Bancshares, Inc. amended its 10(b)5-1 trading plan which the Company has adopted to facilitate repurchases of shares of its outstanding common stock in open market transactions. The amendments to the plan are effective as of August 31, 2007, and provide authority for its agent under such plan to repurchase stock in specified amounts at market prices between 1.6 and 1.8 times book value, as reported as of the prior quarter end, with the specific price limit based on the amount of stock sought to be purchased. The amendment is designed to expand the amount of repurchases that can be undertaken at any one time and increases the permissible price above book value per share that may be undertaken. The trading plan implements the Company’s previously announced repurchase plan, which is for 5% of the Company’s issued and outstanding common stock.
Item 9.01    Financial Statements and Exhibits
(d)    The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Press release dated August 28, 2007

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date: August 28, 2007	By:	/s/ David D. Brown David D. Brown
Chief Financial Officer